Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

electroCore, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-228863 and No. 333-225864) of electroCore, Inc. of our report dated March 28, 2019, with respect to the consolidated balance sheets of electroCore, Inc., Subsidiaries and Affiliate as of December 31, 2018 and 2017, and related consolidated statements of operations, comprehensive loss, changes in stockholders equity and members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), which report appears in the December 31, 2018 annual report on Form 10-K of electroCore, Inc.

/s/ KPMG LLP

Short Hills, New Jersey

May 29, 2019